UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 7, 2008

RES-CARE, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky	0-20372	61-0875371
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9901 Linn Station Road, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 394-2100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Item 5.02               Departure of Directors or Certain Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 7, 2008, Res-Care, Inc. entered into new employment agreements with two of its executive officers: Richard L. Tinsley, and David S. Waskey. The agreements are substantially similar to each other.  On that date, ResCare also entered into an amendment to its employment agreement with Vincent F. Doran dated as of January 1, 2008, to modify or terminate certain terms of the agreement in connection with Mr. Doran’s retirement, which becomes effective January 7, 2009.  The agreements and the amendment have been approved by the Executive Compensation Committee of the Board of Directors (referred to as Committee) and the Board of Directors, and are filed as exhibits to this Report on Form 8-K.

Mr. Tinsley’s Agreement

Position:  Chief Development Officer

Term:  January 1, 2008 to December 31, 2011.  May be renewed at the Company’s option with Mr. Tinsley’s consent for successive one-year terms unless terminated in accordance with the terms of the agreement.

Base Salary:  Effective January 1, 2008, Mr. Tinsley’s base salary will be $230,000.  The base salary increases annually beginning with January 1, 2009 by the greater of 5% or the annual percentage increase in the Consumer Price Index for All Urban Consumers, All Items.

Incentive Bonus:  The Company must meet or exceed 90% of its annual net income target in order to pay any bonus.  Mr. Tinsley is eligible for a bonus of up to a total of 100% of his base salary.   A maximum of 60% of the bonus is based on the Company’s net income performance and a maximum of 60% is based on the performance of the corporate development department he oversees.  The Company and the department bonus percentages must total 100% and are established annually by the Committee.  The department performance criteria and the relative weights assigned to those criteria are also established annually by the Committee.

Restricted Stock Awards: Commencing in 2009 and each year during the term of the agreement, ResCare will award Mr. Tinsley the number of common shares equal to $100,000 divided by the closing price on the date ResCare files its Annual Report on Form 10-K for the preceding fiscal year; provided that Mr. Tinsley continues to be employed by ResCare and the Company’s net income is at least 95% of a net income target for the year that is at least 10% higher than the actual  net income for the preceding year.  The awards will vest immediately.

In the event of Mr. Tinsley’s death, permanent disability or a Change of Control of ResCare as defined in ResCare’s 2005 Omnibus Incentive Compensation Plan, all of the then unvested shares will vest immediately.

Termination:  If the employment agreement is terminated without cause by ResCare or if ResCare elects not to renew the employment agreement, Mr. Tinsley is entitled to receive his base salary for 12 months after termination any earned but unpaid incentive bonus for a calendar year ending before or at termination.

If Mr. Tinsley voluntarily terminates his employment, dies, or elects not to renew the employment agreement at the end of its term, he will receive his salary through the date of termination or death.  In each case, he is also entitled to receive any earned but unpaid incentive bonus for a calendar year ending before or at termination.

If Mr. Tinsley becomes disabled during the term of the agreement he will continue to receive his base salary until the earlier of the termination of the agreement due to disability as provided in the agreement, or the commencement of disability benefits under the Company’s benefit plan. In addition, if the disability benefits do not equal 100% of base salary, Mr. Tinsley will receive the difference between his base salary and the disability payment until the agreement terminates due to disability.  He would also receive any earned but unpaid incentive bonus for a calendar year ending before termination.

Restrictive Covenants:  Mr. Tinsley agrees not to compete with ResCare during his employment and for twelve months after termination of his employment, and not to encourage employees to leave ResCare.  He also agrees to maintain confidentiality of Company information and not to disparage the Company or its employees.

Mr. Waskey’s Agreement

Position:  General Counsel and Chief Compliance Officer

Term:  January 1, 2008 to December 31, 2011.  May be renewed at the Company’s option with Mr. Waskey’s consent for successive one-year terms, unless terminated in accordance with the terms of the agreement.

Base Salary:  Effective January 1, 2008, Mr. Waskey’s base salary will be $225,000. The base salary increases annually beginning with January 1, 2009 by the greater of 5% or the annual percentage increase in the Consumer Price Index for All Urban Consumers, All Items.

Incentive Bonus:  The Company must meet or exceed 90% of its annual net income target in order to pay any bonus.  Mr. Waskey is eligible for a bonus of up to a total of 100% of his base salary.   A maximum of 60% of the bonus is based on the Company’s net income performance and a maximum of 60% is based on the performance of the corporate legal and compliance departments he oversees.  The Company and the department bonus percentages must total 100% and are established annually by the Committee.  The department performance criteria and the relative weights assigned to them are also established annually by the Committee.

Restricted Stock Awards:  Commencing in 2009 and each year during the term of the agreement, ResCare will award Mr. Waskey the number of ResCare common shares equal to $100,000 divided by the closing price on the date ResCare files its Annual Report on Form 10-K for the preceding fiscal year, provided he continues to be employed by ResCare and the Company’s net income is at least 95% of a net income target for the year that is at least 10% higher than the actual net income for the preceding year.  The awards will vest immediately.

In the event of Mr. Waskey’s death, permanent disability or a Change of Control of the Company as defined in ResCare’s 2005 Omnibus Incentive Compensation Plan, all of the then unvested shares will vest immediately upon such occurrence.

Termination:  If the employment agreement is terminated without cause by ResCare, Mr. Waskey is entitled to receive his base salary for 12 months after termination and entitled to receive any earned but unpaid incentive bonus for a calendar year ending before or at termination.

If ResCare elects not to renew the employment agreement at the end of its term, or if Mr. Waskey voluntarily terminates his employment, dies, or elects not to renew the employment agreement at the end of its term, Mr. Waskey will receive his salary through the date of termination.  In each of these cases, he is also entitled to receive any earned but unpaid incentive bonus for a calendar year ending before or at termination.

If Mr. Waskey becomes disabled during the term of the agreement he will continue to receive his base salary until the earlier of the termination of the agreement due to disability as provided in the agreement, or the commencement of disability benefits under the Company’s benefit plan. In addition, if the disability benefits do not equal 100% of base salary, Mr. Waskey will receive the difference between his base salary and the disability payment until the agreement terminates due to disability.  He would also receive any earned but unpaid incentive bonus for a calendar year ending before termination.

Restrictive Covenants:  Mr. Waskey agrees not to compete with ResCare during his employment and for twelve months after termination of his employment, including by means of expiration of the agreement. He also agrees to maintain confidentiality of Company information and not to disparage the Company or its employees. The agreement does not prohibit or restrict Mr. Waskey’s right to practice law or provide legal services to any person, whether in private practice, for an employer or otherwise.

Amendment to Mr. Doran’s Agreement

Mr. Doran will retire effective January 7, 2009, at which time he will resign as an officer of ResCare and as an officer and director of its subsidiaries.

Salary:  Mr. Doran will continue to receive installments of his base salary at its 2008 level for the 12 months following his retirement date.

Incentive Bonus:  Mr. Doran will be eligible to earn an incentive bonus in 2008 under the Company’s incentive plan, including the condition that the Company must meet or exceed 90% of its annual net income target in order to pay any bonus.  Mr. Doran is eligible for a bonus of up to a total of 100% of his base salary.   Up to 50% of the bonus is based on attainment of performance criteria including success in procuring new contracts to manage specific Job Corps centers (30%) and on the achievement of operational targets by the Company’s European subsidiaries (20%).

Restricted Stock Awards:  Mr. Doran will be entitled to receive the annual award of restricted stock for 2008 equal to $100,000 divided by the closing price on the award date, provided the Company’s net income is at least 95% of a net income target for the year that is at least 10% higher than the actual net income for the preceding year. The awards will vest immediately. The Company will make no other grants of restricted stock to Mr. Doran after his retirement date.

The amendment also amended the award agreements relating to restricted stock subject to time-vesting granted under a prior employment agreement and the award of 5,000 restricted shares of common stock on July 15, 2008, under his current employment agreement.  These awards will vest upon the earlier of the date of Mr. Doran’s death, permanent disability, or termination of employment by the Company without cause, or the date of his retirement.

Other:  For 2009, the Company will pay the portion of reasonable and customary costs of an annual physical examination that are not paid by Mr. Doran’s health insurance. Mr. Doran will be entitled to no other health care benefits after the retirement date, except the right under federal law to pay the premium for continued health care benefits provided by the Company.

Restrictive Covenants:  Mr. Doran’s covenants not to compete with ResCare during his employment and for twelve months after termination of his employment, to maintain confidentiality of Company information and not to disparage the Company or its employees remain in effect.

Item 9.01   Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

99.1	Amendment of Employment Agreement for Vincent F. Doran
99.2	Employment Agreement for Richard L. Tinsley
99.3	Employment Agreement for David S. Waskey

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.

Date: December 11, 2008	By	/s/ David W. Miles
David W. Miles
Executive VP & CFO

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Amendment to Employment Agreement for Vincent F. Doran
99.2	Employment Agreement for Richard L.. Tinsley
99.3	Employment Agreement for David S. Waskey